Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Michael W. Katz

President and CEO

Perfumania Holdings, Inc.

(631) 866-4156

Perfumania Holdings, Inc. Receives NASDAQ Notice

Bellport, NY, June 29, 2009 — Perfumania Holdings, Inc. (NASDAQ: PERF) announced that it had received a notice from The NASDAQ Stock Market (“NASDAQ”) advising that, because the Company did not file its Form 10-Q for the fiscal quarter ended May 2, 2009 by the due date, it is not in compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (“SEC”). NASDAQ has provided the Company 60 calendar days to submit a plan to regain compliance.

The Company is working to file the Form 10-Q, as well as the Form 10-K for its fiscal year ended January 31, 2009, as soon as possible, and will submit a plan to regain compliance to NASDAQ if necessary. If the Company submits such a plan, NASDAQ may allow it until November 12, 2009 to regain compliance.

The NASDAQ notice has no effect on the listing of the Company’s common stock at this time.

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